EXHIBIT 99.1

Capstone Turbine Corporation Celebrates Earth Day 2021 with Its Transformation into Capstone Green Energy Corporation (NASDAQ: CGRN); Adding New Business Lines, Product Offerings and Network Partners

Capstone CEO, Darren Jamison Provides a Virtual New Company Overview

VAN NUYS, CA / ACCESSWIRE / April 22, 2021 / Capstone Turbine Corporation (www.capstoneturbine.com) (NASDAQ: CPST) (“Capstone” or the “Company”), the world’s leading manufacturer of clean technology microturbine energy systems, announced today that effective immediately it will become Capstone Green Energy Corporation (www.CapstoneGreenEnergy.com) (NASDAQ: CGRN), a global partner in carbon reduction and on-site resilient green energy solutions. Capstone Green Energy will be adding new business lines, product offerings, network partners, and services as part of the transition.

“This Earth Day, Capstone is celebrating our most tangible achievements in having shipped more than 10,000 units worldwide. Among other things, we estimate we helped customers reduce carbon emissions by approximately 397,000 tons annually in FY21 and saved them over $217 million in annual energy costs over the same time period,” said Capstone Green Energy Chief Executive Officer, Darren Jamison. “The Company is also using this day to announce a more intense focus on accelerating the market adoption of our unique, clean energy technologies and those of our network partners.”

Capstone Green Energy Corporation: Smarter Energy for a Cleaner Future.

“Our name is changing to reflect our evolution as a Company and the developments we are planning. While we have a new name, Capstone’s mission and goals for the future remain resolute, and that is to be a highly trusted partner providing energy conversion systems, microgrid solutions, energy as a service, and strategic energy management. Capstone Green Energy will help customers build and maintain smart energy infrastructure and engage with them as a long-term service provider and partner for their critical carbon saving initiatives,” added Jamison.

With this new name, Capstone demonstrates its intent to remain focused on clean energy technologies, while expanding its carbon reduction solutions portfolio to include new clean energy conversion technologies and battery storage offerings, as well as developing hydrogen-based products and bolstering its Energy as a Service (EaaS) business.

Virtual Company Overview

Capstone Green Energy Chief Executive Officer, Darren Jamison, will discuss the new developments in a virtual press release, which can be accessed here:

CGRN Virtual Press Release

New Capstone Green Energy

As a trusted energy solutions partner, Capstone places the power, literally and strategically, back into the hands of customers, by offering custom solutions that are designed to improve energy costs, reduce carbon footprints and provide energy resiliency. We will execute our strategy through four business lines.

1.	Energy as a Service (EaaS)
2.	Energy Conversion Products
3.	Energy Storage Products
4.	Hydrogen Solutions

EaaS is a growth area for Capstone Green Energy driven by its industry-leading Factory Protection Plan (FPP) service program and its ultra-low emission microturbine rental fleet, which currently stands at 10.6 megawatts (MW). At the same time, the Company’s Distributor Support System (DSS) subscription program generates increased marketing, branding, customer acquisition, documentation and training of its worldwide Capstone distribution partners across 83 countries.

Leveraging its existing, reliable microturbine products, Capstone Green Energy is also proud to announce today that it is currently expanding its energy conversion and storage products with Baker Hughes 5 MW, 12 MW, and 16 MW industrial gas turbines. Capstone selected Baker Hughes as a network partner because of their similar focus on low emissions, long service intervals, low lifecycle costs, and hydrogen development program.

Capstone Green Energy is also introducing this quarter a new hybrid energy solutions product designed to meet a broad range of customized peak shaving and remote energy applications. Specifically, the Company will begin assembling modular hybrid energy stations and Lithium-Ion battery energy storage systems (BESS). These will be sold either individually or combined as part of a custom microturbine-battery storage solution.

Lastly, Capstone Green Energy will continue to expand and develop its Hydrogen Solutions business line. The Company recently demonstrated that it can safely run on a 10% hydrogen – 90% natural gas mix and is currently testing a 70% hydrogen – 30% natural gas configuration through its Research & Development partnership with Argonne National Laboratory. These are promising milestones on the development roadmap to 100% hydrogen solutions.

Changing Energy Landscape

Since the very first microturbine unit shipped more than 20 years ago from Capstone’s headquarters in Southern California, the clean energy landscape has shifted dramatically and includes a substantial increase in clean energy technologies and investments. This is being pushed even further by the rise in public awareness of climate issues and consumer preference.

According to Bloomberg, “In 2020, global investment in the low-carbon energy transition totaled $501.3 billion, up from $458.6 billion in 2019 and just $235.4 billion in 2010.” Investments in clean energy are driving markets and consumer decision-making now, as opposed to being viewed as promising technologies of the future.

“At Capstone Green Energy, we invite customers to partner with us in smart energy solutions to help lower their carbon footprint, increase cost efficiencies, and add resiliency to their business. This is also a reflection of how our customers’ customers view their businesses, and they are increasingly demanding green and sustainable products and services,” concluded Mr. Jamison.

This consumer choice is aptly demonstrated in a Nielsen study showing that, “73% of consumers said they would likely change behavior to reduce their impact on the environment and sustainable and ethical business practices is the second-highest reason most consumers return to a brand, second only to product quality.”

Company History

In 1999, Capstone shipped its first commercial microturbine units and just a short time later announced to the world its clean energy focus in its Initial Public Offering that the Capstone MicroTurbine is a compact, environmentally friendly generator of electricity and heat. Our goal then was the same as it is now: Provide highly efficient, low-emission, cost-effective energy solutions in order to deliver on the promise of a sustainable clean energy future.

About Capstone Green Energy

Capstone Green Energy (www.CapstoneGreenEnergy.com) (NASDAQ: CGRN) is a leading provider of customized microgrid solutions and on-site energy technology systems focused on helping customers around the globe meet their environmental, energy savings, and resiliency goals. Capstone Green Energy focuses on four key business lines. Through its Energy as a Service (EaaS) business, it offers rental solutions utilizing its microturbine energy systems and battery storage systems, comprehensive Factory Protection Plan (FPP) service contracts that guarantee life-cycle costs, as well as aftermarket parts. Energy Conversion Products are driven by the Company’s industry-leading, highly efficient, low-emission, resilient microturbine energy systems offering scalable solutions in addition to a broad range of customer-tailored solutions, including hybrid energy systems and larger frame industrial turbines. The Energy Storage Products business line designs and installs microgrid storage systems creating customized solutions using a combination of battery technologies and monitoring software. Through Hydrogen Energy Solutions, Capstone Green Energy offers customers a variety of hydrogen products, including the Company’s microturbine energy systems.

For customers with limited capital or short-term needs, Capstone offers rental systems; for more information, contact: rentals@CGRNenergy.com. To date, Capstone has shipped over 10,000 units to 83 countries and in FY21, and estimates it saved customers over $217 million in annual energy costs and approximately 397,000 tons of carbon. Total savings over the last three years are estimated at 1,115,100 tons of carbon and $698 million in annual energy savings.

For more information about the Company, please visit: www.CapstoneGreenEnergy.com. Follow Capstone Green Energy on Twitter, LinkedIn, Instagram, Facebook, and YouTube.

Cautionary Note Regarding Forward-Looking Statements

This release contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995, including statements regarding expectations for green initiatives and execution on the Company's growth strategy and other statements regarding the Company's expectations, beliefs, plans, intentions, and strategies. The Company has tried to identify these forward-looking statements by using words such as "expect," "anticipate," "believe," "could," "should," "estimate," "intend," "may," "will," "plan," "goal" and similar terms and phrases, but such words, terms and phrases are not the exclusive means of identifying such statements. Actual results, performance and achievements could differ materially from those expressed in, or implied by, these forward-looking statements due to a variety of risks, uncertainties and other factors, including, but not limited to, the following: the ongoing effects of the COVID-19 pandemic; the availability of credit and compliance with the agreements governing the Company's indebtedness; the Company's ability to develop new products and enhance existing products; product quality issues, including the adequacy of reserves therefor and warranty cost exposure; intense competition; financial performance of the oil and natural gas industry and other general business, industry and economic conditions; the Company's ability to adequately protect its intellectual property rights; and the impact of pending or threatened litigation. For a detailed discussion of factors that could affect the Company's future operating results, please see the Company's filings with the Securities and Exchange Commission, including the disclosures under "Risk Factors" in those filings. Except as expressly required by the federal securities laws, the Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, changed circumstances or future events or for any other reason.

CONTACT: Capstone Green Energy

Investor and investment media inquiries:

818-407-3628

ir@CGRNenergy.com